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                                                                  Exhibit 10(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement on Form N-4 (Reg. No. 2-99958) of Sun Life of Canada (U.S.) Variable Account D of our report dated February 9, 2001 accompanying the financial statements of Sun Life of Canada (U.S.) Variable Account D, and to the incorporation by reference of our report dated February 7, 2001 accompanying the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.).

We also consent to the references to us under the headings "Condensed Financial Information - Accumulation Unit Values" and "Accountants" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 24, 2001